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         As filed with the Securities and Commission on  June 14, 2000
===============================================================================
                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                Amendment No. 1
                                      to
                                   FORM 8-A

          REGISTRATION STATEMENT FOR REGISTRATION OF CERTAIN CLASSES
            OF SECURITIES PURSUANT TO SECTION 12(b) or 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                        Silverline Technologies Limited
                        -------------------------------
            (Exact name of Registrant as specified in its charter)

     Republic of India                                           Not Applicable
     -----------------                                           --------------
(Jurisdiction of Incorporation or Organization)         (I.R.S. Employer Identification No.)

                        Silverline Technologies Limited
                               Unit 121, SDF IV,
                             SEEPZ Andheri (East)
                            Mumbai (Bombay) 400096
                                     India
                                91-22-829-1950
                                --------------

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                             Name of each Exchange to which
to be so registered                             each class is to be registered
-------------------                             ------------------------------

American Depositary Shares, each                 New York Stock Exchange
representing 2 Equity Shares, par value
Rs. 10 per share

Equity Shares, par value Rs. 10 per share, each New York Stock Exchange* represented by 0.5. American Depositary Shares

________________________
* Application is made for listing, but only in connection with the registration of American Depositary Shares pursuant to the requirements of the New York Stock Exchange.

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A (c), please check the following box. [X]

     Securities Act registration statement file number to which this form
 relates:                       333-11984
                         -----------------------
                              (If applicable)

     Securities to be registered pursuant to Section 12(g) of the Act.

                                     None

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A (d), please check the following box. [_]
==============================================================================
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Item 1.        Description of Registrant's Securities to be Registered
-------        -------------------------------------------------------

               The description of the securities to be registered that appears under the captions "Description of Our Equity Shares" and "Description of American Depositary Shares" in the prospectus included in the Registrant's Registration Statement on Form F-1 (No. 333-11984), as amended, under the Securities Act of 1933, is hereby incorporated by reference in answer to this item.

Item 2.        Exhibits
---------      --------

               The following exhibits are filed as part of this registration statement:


               Exhibit
               Number         Description of Document

               3.1* Articles of Association of the Registrant, as amended.

               3.2* Memorandum of Association of the Registrant, as amended.

               3.3* Certificate of Incorporation of the Registrant, as amended.

               4.1* Form of Deposit Agreement among the Registrant, Morgan Guaranty Trust Company of New York, and holders from time to time of American Depositary Receipts issued thereunder (including, as an exhibit, the form of American Depositary Receipt).

               4.2*           Registrant's Specimen Certificate for Equity
                              Shares.


* Incorporated by reference to the Exhibits of the same number to the Registrant's Registration Statement on Form F-1 (No. 333-11984).

                                       2
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                                  SIGNATURES

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.




                                 SILVERLINE TECHNOLOGIES LIMITED


                                 By:  /s/ Shiva Vohra
                                     ----------------------------
                                 Name:  Shiva Vohra
                                 Title: Senior Vice President, Corporate
                                        Finance

Dated: June 14, 2000

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